UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2022 (January 20, 2022)

Cohn Robbins Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39454	98-1547852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 N. West Street, Suite 1200 Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)

(302) 295-4937
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one-third of one redeemable warrant	CRHC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	CRHC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CRHC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Business Combination Agreement

Cohn Robbins Holdings Corp. (“Cohn Robbins”) is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On January 20, 2022, Cohn Robbins, SAZKA Entertainment AG, a Swiss stock corporation (Aktiengesellschaft) (“Sazka”), Allwyn Entertainment AG, a Swiss stock corporation (Aktiengesellschaft) (“Swiss NewCo”), Allwyn US HoldCo LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Swiss NewCo (“US HoldCo”), and Allwyn Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of US HoldCo (“DE Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Cohn Robbins, Swiss NewCo and Sazka, respectively, and by the members of US HoldCo and DE Merger Sub.

The Business Combination

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur:

(i) (a) Cohn Robbins will merge with and into DE Merger Sub with DE Merger Sub surviving (the “Merger” and, the closing of the Merger, the “Merger Closing,” and the time at which the Merger becomes effective, the “Merger Effective Time”), and (b) following the Merger, DE Merger Sub will liquidate its assets to US HoldCo and, following such liquidation, US HoldCo will liquidate its assets to Swiss NewCo (together, with the liquidation of DE Merger Sub, the “Liquidations”). Swiss NewCo will have a dual-class share structure with super voting rights for KKCG AG, a Swiss stock corporation (“KKCG”), the majority shareholder of Sazka.

(ii) at the Merger Effective Time, (a) each share of Class A common stock, par value $0.0001 per share, of Cohn Robbins (“Cohn Robbins Class A Common Stock”) issued and outstanding immediately prior to the Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive the number of newly issued shares of Class B ordinary shares, nominal value CHF 0.04 per share of Swiss NewCo (“Swiss NewCo Class B Shares”) equal to the lower of: (1) 1.4; and (2)(y)(A) the Post-Redemption Acquiror Share Number (as defined in the Business Combination Agreement), plus (B) 6,624,000, divided by (z) the Post-Redemption Acquiror Share Number (the lower of (1) and (2), the “Class B Exchange Ratio”); (c) Swiss NewCo will issue a right to acquire Swiss NewCo Class B Shares in exchange for each warrant to acquire Cohn Robbins Class A Common Stock, issued in Cohn Robbins’ initial public offering at an initial exercise price of $11.50 per share (“Cohn Robbins Warrants”), to be transferred immediately to holders of Cohn Robbins Warrants as may be adjusted pursuant to a warrant assignment, assumption and amendment agreement; and

(iii) following the Liquidations, the Exchange Agent (as defined in the Business Combination Agreement) will contribute (a) all of the issued and outstanding capital stock of Sazka (which will have been transferred to the Exchange Agent before the Merger and held in escrow) (the “Acquisition Transfer” and, together with the Merger, the “Business Combination” and the closing of the Acquisition Transfer, the “Acquisition Closing,” the date of Acquisition Closing, the “Acquisition Closing Date” and the time at which the Acquisition Transfer becomes effective, the “Acquisition Effective Time”) and (b) the PIPE Investment (as defined below) (which will have been transferred to the Exchange Agent before the Merger and held in escrow) to Swiss NewCo (1) partially as equity contribution into the capital contribution reserves of Swiss Newco and (2) partially against the KKCG Cash Consideration (as defined below). In return, the Exchange Agent will deliver (x) to KKCG, 2,015,069,102 Swiss NewCo Class A ordinary shares, nominal value CHF 0.01 per share (“Swiss NewCo Class A Shares”) (which does not include the 10,000,000 Swiss NewCo Class A Shares already held by KKCG) and 185,000,000 Swiss NewCo Class B Shares (which includes 30,000,000 Swiss NewCo Class B Shares subject to certain vesting and forfeiture provisions), (y) to KKCG, the KKCG Cash Consideration and (z) to the PIPE Investors (as defined below), 353,000,000 Swiss NewCo Class B Shares, as adjusted by the Class B Exchange Ratio and/or the terms of such agreements.

At or substantially concurrently with the Acquisition Effective Time, Swiss NewCo will distribute the Available Acquiror Cash (as defined in the Business Combination Agreement) in the following order of priority: (i) first, to pay certain transaction expenses of Cohn Robbins and Sazka, (ii) second, to Primrose Holdings (Lux) S.à r.l (“Primrose”) the Primrose Cash Distribution (as defined in the Business Combination Agreement), (iii) third, to KKCG, paid as KKCG Cash Consideration, up to and until the sum of distributions made pursuant to clauses (i), (ii) and (iii) is equal to $850 million, (iv) fourth, to be retained on the balance sheet of Swiss NewCo as primary proceeds up to and until the amount retained pursuant to this clause (iv) is equal to the product of (a)(x) $850 million, less (y) Transaction Expenses payable in clause (i) (“Net Minimum Cash”), multiplied by (b) the fraction 3/2, less (c) the Net Minimum Cash and (v) fifth, one-third of any remaining amount shall be retained on the balance sheet of Swiss NewCo as additional primary proceeds and two-thirds shall be distributed to KKCG (the aggregate amount of the payments made to KKCG pursuant to clauses (iii) and (v), the “KKCG Cash Consideration”).

The holders of Cohn Robbins Class A Common Stock that do not elect to redeem their shares in connection with the Business Combination will share in a pool of up to 6.62 million additional Swiss NewCo Class B Shares, to be adjusted based on the Class B Exchange Ratio (between 1.08 and 1.40) depending on the number of unredeemed shares and subject to a redemption cap of 80%. Assuming a price of $10.00 per share of Cohn Robbins Class A Common Stock at the Merger Closing, each share of Cohn Robbins Class A Common Stock would receive Swiss NewCo Class B Shares with a value ranging between $10.80 (assuming no redemptions by the stockholders of Cohn Robbins (the “Cohn Robbins Stockholders”)) and $14.00 (assuming redemptions resulting in the maximum Class B Exchange Ratio and Sazka’s waiver of the minimum cash condition, as described in the Business Combination Agreement) per share.

Conditions to Closing

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the Cohn Robbins Stockholders, (ii) effectiveness of the proxy statement/prospectus on Form F-4 (the “Registration Statement”) to be filed by Swiss NewCo in connection with the Business Combination, (iii) receipt of certain Gaming Approvals (as defined in the Business Combination Agreement) and other regulatory approvals from regulatory authorities in the markets Sazka operates in, (iv) exemption from compliance with the Corporations Act 2001 (Commonwealth of Australia), if entering into the Business Combination Agreement or consummating the Transactions would result in a breach thereof, (v) receipt of approval for the listing of the shares of Swiss NewCo to be issued in connection with the Business Combination on the New York Stock Exchange (the “NYSE”) and (vi) the absence of any governmental order enjoining or prohibiting the consummation of Business Combination Agreement. Other conditions to Sazka’s obligations to consummate the Business Combination include, among others, (i)(a) the amount of cash or cash equivalents available in the Cohn Robbins’ trust account, after deducting the amount required to satisfy the redemption of any shares of Cohn Robbins Class A Common Stock pursuant to the redemption offer (to the extent not already paid as of immediately prior to the Acquisition Effective Time), but prior to payment of (1) any deferred underwriting commissions being held in the trust account and (2) any unpaid Transaction Expenses (as defined in the Business Combination Agreement), plus (b) the amount of the PIPE Investment actually received by Swiss NewCo (or other financing in connection with the Merger and the Acquisition Transfer) prior to or substantially concurrently with the Acquisition Closing (the sum of (a) and (b), the “Available Cohn Robbins Cash”), is equal to or greater than $850 million; (ii) the accuracy of the representations and warranties of Cohn Robbins as of the date of the Business Combination Agreement and as of the Acquisition Closing; and (iii) the performance or compliance of each Cohn Robbins covenant in all material respects as of or prior to the Acquisition Closing. Conditions in favor of Cohn Robbins include: (i) the accuracy of the representations and warranties of the Company parties as of the date of the Business Combination Agreement and as of the Acquisition Closing; (ii) the performance or compliance of each Company party covenant in all material respects as of or prior to the Acquisition Closing; and (iii) that there shall not have occurred and be continuing a Company Material Adverse Effect (as defined in the Business Combination Agreement) after the date of the Business Combination Agreement.

Covenants

The Business Combination Agreement contains additional covenants, including, among others, providing that (i) the parties may conduct their respective businesses in the ordinary course through the Merger Closing and the Acquisition Closing, as applicable, (ii) the parties may not initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) Sazka is to prepare and deliver to Cohn Robbins certain audited consolidated financial statements as of and for the year ended December 31, 2020, (iv) Swiss NewCo and Cohn Robbins are to prepare, with the assistance of Sazka, and file the Registration Statement and take certain other actions to obtain the requisite approval of the Cohn Robbins Stockholders of certain proposals regarding the Business Combination and (v) the parties must use reasonable best efforts to obtain any necessary approvals from governmental agencies.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by Cohn Robbins, Sazka, Swiss NewCo, US HoldCo and DE Merger Sub. The representations and warranties of the respective parties to the Business Combination Agreement generally will not survive the Acquisition Closing.

Termination

The Business Combination Agreement contains certain termination rights for both Cohn Robbins and Sazka including, but not limited to, the right to terminate at any time prior to the consummation of the Business Combination (i) by mutual written consent of Cohn Robbins and Sazka, (ii) by either Cohn Robbins or Sazka if certain approvals of the Cohn Robbins Stockholders, to the extent required under the Business Combination Agreement, are not obtained as set forth therein or (iii) by either Cohn Robbins or Sazka in certain other circumstances set forth in the Business Combination Agreement, including, among others, (a) if the consummation of the Business Combination is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law (each as defined in the Business Combination Agreement), (b) in the event of certain uncured breaches by the other party or (c) if the Acquisition Closing has not occurred on or before September 20, 2022 (the “Original End Date”). The Business Combination Agreement provides for certain conditions under which the Original End Date can be extended by two months, to November 20, 2022.

Certain Related Agreements

PIPE Subscription Agreements

On January 20, 2022, concurrently with the execution of the Business Combination Agreement, Cohn Robbins and Swiss NewCo entered into subscription agreements (the “PIPE Subscription Agreements) with certain third-party investors (each, a “Third-Party PIPE Investor”) and the Sponsor (as defined below) (together with the Third-Party PIPE Investors, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, severally and not jointly, and Swiss NewCo agreed to issue and sell to such PIPE Investors, a number of Swiss NewCo Class B Shares (the “PIPE Subscribed Shares”) equal to (x) an aggregate amount of Base Shares (as defined in the PIPE Subscription Agreements) purchased at $10.00 per share, multiplied by (y)(i) in the case of the Third-Party PIPE Investors, the Class B Exchange Ratio and (ii) in the case of the Sponsor, 1.08, for aggregate gross proceeds of $353 million, in private placements to be issued substantially concurrently with the closing of the Business Combination (the “PIPE Investment”). The PIPE Investment is contingent upon, among other things, the substantially concurrent closing of the Business Combination.

As described in the PIPE Subscription Agreements, the obligations of the parties to consummate the purchase and sale of the PIPE Subscribed Shares is conditioned upon, among other things, (i) there not being in force any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated thereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated thereby; (ii) there not being any suspension of the qualification of the offering or sale or trading of PIPE Subscribed Shares and there being no suspension or removal from listing of the PIPE Subscribed Shares on the stock exchange or initiation or threatening of any proceedings for any of such purposes and the PIPE Subscribed Shares having been approved for listing on the NYSE, subject to official notice of issuance; (iii) all conditions precedent to the closing of the Business Combination shall have been, or will be reasonably expected to be, satisfied or waived by the party who is the beneficiary of such condition(s) in the Business Combination Agreement; (iv) certain Swiss NewCo Class B Shares shall have been delivered to the Cohn Robbins Stockholders; (v) solely with respect to Swiss NewCo’s and Cohn Robbins’s obligations to close: (1) subject to certain exceptions described in the PIPE Subscription Agreements, the representations and warranties made by the PIPE Investors being true and correct as of the closing date set forth therein (the “PIPE Investment Closing”) and (2) each PIPE Investor having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by its applicable Subscription Agreement to be performed, satisfied or complied with by it at or prior to the PIPE Investment Closing; and (vi) solely with respect to the PIPE Investors’ obligations to close: (1) subject to certain exceptions described in the PIPE Subscription Agreements, the representations and warranties made by Cohn Robbins (in the case of Third-Party Investors) and Swiss NewCo being true and correct as of the closing date set forth therein, (2) each of Cohn Robbins (in the case of Third-Party Investors) and Swiss NewCo having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the PIPE Subscription Agreements to be performed, satisfied or complied with by Cohn Robbins and/or Swiss NewCo, as applicable, at or prior to the PIPE Investment Closing. In addition, solely with respect to the Third-Party PIPE Investors’ obligations to close: (a) subject to certain exceptions described in the PIPE Subscription Agreements, the terms of the Business Combination Agreement shall not have been amended or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the PIPE Investors would reasonably expect to receive under the PIPE Subscription Agreements and (b) there shall have been no amendment, waiver or modification to any PIPE Subscription Agreement that materially benefits any PIPE Investor unless all PIPE Investors have been offered the same benefits. The Sponsor’s PIPE Subscription Agreement (the “Insider Subscription Agreement”) includes additional provisions providing the Sponsor with certain rights in the event that certain agreements in connection with the Business Combination and/or other subscription agreements are amended or new agreements are entered into in connection with the Business Combination.

The PIPE Subscription Agreements provide certain registration rights for Third-Party PIPE Investors. In particular, Swiss NewCo is required to file with the SEC, within thirty (30) calendar days after the consummation of the transactions contemplated by the Business Combination Agreement, a registration statement covering the resale of the PIPE Subscribed Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof if the SEC notifies Swiss NewCo that it will “review” the Registration Statement and (ii) the tenth (10th) business day after the date Swiss NewCo is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. Swiss NewCo must use commercially reasonable efforts to keep the registration statement effective until the earliest of: (i) three (3) years from the date of effectiveness of the registration statement; (ii) the date the Third-Party PIPE Investors no longer hold any registrable shares; and (iii) the date all registrable shares held by the Third-Party PIPE Investors may be sold without restriction under Rule 144. The PIPE Subscription Agreements also provide certain demand and piggyback rights for certain Third-Party PIPE Investors that hold more than $100 million and $75 million of PIPE Subscribed Shares, respectively. Pursuant to the Sponsor Agreement (as defined below), the Swiss NewCo Class B Shares issued to the Sponsor in the PIPE Investment will not be subject to a lock-up period.

Additionally, pursuant to the PIPE Subscription Agreements, the PIPE Investors agreed to waive any claims that they may have at the PIPE Investment Closing, or in the future, as a result of, or arising out of, the PIPE Subscription Agreements against Cohn Robbins, including with respect to the monies held in the Cohn Robbins trust account. The PIPE Subscription Agreements will terminate, and be of no further force and effect: (i) upon the earliest to occur of (1) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (2) the mutual written agreement of each of the parties to the PIPE Subscription Agreements and (3) sixty (60) days after the Agreement End Date (as defined in the Business Combination Agreement) if the PIPE Investment Closing has not occurred by such date and the terminating party’s breach was not the primary reason such closing failed to occur by such date or (ii) if the conditions to closing set forth in the PIPE Subscription Agreements are not satisfied or waived, or are not capable of being satisfied, on or prior to the PIPE Investment Closing and, as a result thereof, the transactions contemplated by the PIPE Subscription Agreements will not be or are not consummated by the PIPE Investment Closing.

Sponsor Agreement

On January 20, 2022, Cohn Robbins announced its entry into a Sponsor Agreement (the “Sponsor Agreement”), by and among Cohn Robbins Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Cohn Robbins, Swiss NewCo, Clifton S. Robbins, Gary D. Cohn, Charles S. Kwon, Anne Sheehan, C. Robert Kidder, Alexander T. Robertson and Kathryn A. Hall (the “Insiders”) and Sazka, pursuant to which the Sponsor and the Insiders have agreed that, immediately prior to the consummation of the Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Merger set forth in Article X of the Business Combination Agreement), the Sponsor and the Insiders shall contribute, transfer, assign, convey and deliver to Cohn Robbins all of such Sponsor’s or Insider’s right, title and interest in, to and under such Sponsor’s or Insider’s shares of Cohn Robbins Class B common stock, par value $0.0001 per share (“Cohn Robbins Class B Common Stock”) in exchange for shares of Cohn Robbins Class A Common Stock (the “Share Conversion”). In connection with the Share Conversion, (i) all 20,540,000 outstanding shares of Cohn Robbins Class B Common Stock held by the Sponsor shall be exchanged and converted into the number of shares of Cohn Robbins Class A Common Stock equal to (x) 17,253,600, divided by (y) the Class B Exchange Ratio and (ii) all 160,000 outstanding shares of Cohn Robbins Class B Common Stock held by Anne Sheehan, C. Robert Kidder, Alexander T. Robertson and Kathryn A. Hall (the “Independent Directors”) shall be exchanged and converted into the number of shares of Cohn Robbins Class A Common Stock equal to (x) 160,000, divided by (y) the Class B Exchange Ratio.

Under the Sponsor Agreement, the Sponsor has agreed, among other things, that, (i) immediately prior to the consummation of the Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Merger set forth in Article X of the Business Combination Agreement), the Sponsor shall automatically irrevocably surrender and forfeit to Cohn Robbins for no consideration, as a contribution to capital, a certain number of Cohn Robbins Warrants, as set forth therein and (ii) the Swiss NewCo Class B Shares held by the Sponsor will be subject to certain vesting and lock-up terms.

Sponsor Support Agreement

On January 20, 2022, Cohn Robbins announced its entry into a Sponsor Support Agreement (the “Sponsor Support Agreement”), by and among the Sponsor, Cohn Robbins, Swiss NewCo, the Insiders and Sazka, pursuant to which the Sponsor agreed to, among other things, vote in favor of the Business Combination Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.

Under the Sponsor Support Agreement, the Sponsor and Insiders agreed, with some exclusions, that until the termination of the Business Combination Agreement, they shall not, and shall cause their Affiliates (as defined under the Sponsor Support Agreement) not to, without the prior written consent of Cohn Robbins and Sazka: (i) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of, directly or indirectly (including by gift, merger, tendering into any tender offer or exchange offer (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of their Cohn Robbins shares; (ii) grant any proxies or powers of attorney with respect to any or all of their Cohn Robbins shares held by them (except in connection with voting by proxy at a meeting of shareholders of Cohn Robbins as contemplated in Business Combination Agreement); or (iii) permit to exist any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge or other similar encumbrance or interest (including, in the case of any equity securities, any voting, transfer or similar restrictions) with respect to any or all of their Cohn Robbins shares other than those created by Sponsor Support Agreement.

Shareholder Support Agreement

On January 20, 2022, Cohn Robbins also announced entry into a Shareholder Support Agreement (the “Shareholder Support Agreement”), by and among Cohn Robbins, Sazka, Swiss NewCo and KKCG. Pursuant to the Shareholder Support Agreement, KKCG agreed to, among other things, vote to approve and adopt the effectiveness of the Business Combination Agreement and all other documents and transactions contemplated thereby, subject to the terms and conditions of the Shareholder Support Agreement, and do all other things to facilitate, accelerate or further the Business Combination and all other documents and transactions contemplated thereby and exercise its shareholders rights and vote against (i) any alternative merger, purchase of all or substantially all of Sazka’s or Swiss Newco’s, as applicable, assets or other business combination transactions (other than the Business Combination Agreement and all other documents and transactions contemplated thereby), and (ii) any proposal, action or agreement that would (x) impede, frustrate, prevent or nullify any provision of the Business Combination Agreement and all other documents and transactions contemplated thereby or result in any breach of any covenant, representation, warranty or any other obligation or agreement of the Sazka or Swiss NewCo under the Business Combination Agreement and all other documents contemplated thereby or (y) result in any of the conditions set forth in Article X of the Business Combination Agreement or the other documents contemplated thereby, once agreed, not being fulfilled.

Pursuant to the Shareholder Support Agreement, KKCG also agreed to, among other things, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Cohn Robbins, Swiss NewCo, US HoldCo, DE Merger Sub, Sazka or any of their respective successors or directors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of the Shareholder Support Agreement or (ii) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement and all other documents and transactions contemplated therein.

KKCG has also agreed that its shares of Sazka (including any securities convertible into or exercisable or exchangeable for Sazka common shares) shall be subject to a lock-up pursuant to the terms of the Relationship Agreement (as defined below).

Transfer Restrictions and Registration Rights

The Business Combination Agreement contemplates that, at the Acquisition Closing, Swiss NewCo, the Cohn Robbins Class B stockholders, the Sazka Shareholders and certain of their respective affiliates will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Swiss NewCo will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain Swiss NewCo Class B Shares and other equity securities of Swiss NewCo that are held by the parties thereto from time to time.

The Business Combination Agreement contemplates that, at the Acquisition Closing, Swiss NewCo and certain persons who will be shareholders of Swiss NewCo after the Acquisition Closing will enter into a Relationship Agreement (the “Relationship Agreement”). The Relationship Agreement provides for certain events that would trigger the transfer and sale of Swiss NewCo Class A Shares held by KKCG to Swiss NewCo. The Relationship Agreement also provides for certain transfer restrictions and vesting provisions in relation to the 30,000,000 Swiss NewCo Class B Shares (the “Earnout Shares”) received by KKCG in connection with the Acquisition Closing. Under the Relationship Agreement, among other things (i) if, at any time during the seven (7) years following the Acquisition Closing Date (the “Measurement Period”), the VWAP (as defined in the Relationship Agreement) of Class B Shares is greater than USD 12.00 for any twenty (20) Trading Days (as defined in the Relationship Agreement) within a period of thirty (30) consecutive Trading Days (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”), then 15,000,000 of the unvested Earnout Shares owned by KKCG shall vest on the First Earnout Achievement Date and (ii) if, at any time during the Measurement Period, the VWAP of Class B Shares is greater than USD 14.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date”), then 15,000,000 of the unvested Earnout Shares owned by KKCG shall vest on the Second Earnout Achievement Date.

Apollo Side Letter

On January 24, 2022, Cohn Robbins announced entry into a side letter agreement, by and among Swiss NewCo, Primrose, KKCG, Sazka Group a.s. and Sazka (the “Apollo Side Letter”). Pursuant to the terms of the Apollo Side Letter, on the Acquisition Closing Date, in connection with the Business Combination, Swiss NewCo will repurchase of all of Sazka’s convertible preferred shares held by Primrose in exchange for (a) (x) €323,000,000 in cash plus (y) an amount in cash (denominated and paid in Euros) equal to accrued and unpaid dividends on Sazka’s convertible preferred shares held by Primrose accruing pursuant to their terms after September 31, 2021 through the Acquisition Closing Date and (b) a convertible note (“Convertible Note”) in an amount equal to (x) €322,000,000 less (y) the amount of any extraordinary dividends paid in respect of the convertible preferred shares held by Primrose after January 20, 2022 and prior to the Acquisition Closing Date, in each case, in accordance with the terms and subject to the conditions set forth in the Apollo Side Letter (the “Primrose Restructuring”).

The Convertible Note will mature on the date that is three years after the Acquisition Closing Date (the “Maturity Date”) and will bear an interest of 6.50% per annum, payable in cash semi-annually, accruing on the outstanding principal amount of the Convertible Note. On the first anniversary of the Acquisition Closing Date, Swiss NewCo will be required to redeem a portion of the Convertible Note with a stated face value of €96.75 million. Swiss NewCo may redeem the Convertible Note, at its option, in whole or in part, without premium or penalty, at any time and from time to time prior to the first anniversary of the Acquisition Closing Date upon a 30 days or more notice. In addition, Swiss NewCo may redeem the Convertible Note, at its option, in whole or in part, at any time and from time to time after the first anniversary of the Acquisition Closing Date and prior to Maturity Date, at customary “make-whole” price, in accordance with the terms and subject to the conditions set forth in the Apollo Side Letter. In addition, at any time after the Acquisition Closing Date, subject to certain anti-dilution protections as enumerated in the Apollo Side Letter, Swiss NewCo will have the option to convert the Convertible Note into shares of Swiss NewCo Class B Shares at $11.11111 (the “Conversion Price”) and the applicable foreign exchange spot rate at the time of conversion, provided that the closing price of Swiss NewCo Class B Shares exceeds $13.89 for at least 20 out of 30 consecutive trading days prior to the date of conversion.

At any time after the Acquisition Closing Date, Primrose will have the option to convert the Convertible Note into shares of Swiss NewCo Class B Shares at the Conversion Price and the applicable foreign exchange spot rate at the time of conversion. Primrose will not be entitled to participate in dividends paid to holders of Swiss NewCo common stock. Under the Apollo Side Letter, Primrose will receive customary demand, piggyback and shelf registration rights pertaining to any Swiss NewCo Class B Shares issued upon the conversion of the Convertible Note.

The foregoing description of the Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement and the Shareholder Support Agreement and the transactions and documents contemplated thereby, is not complete and is subject to and qualified in its entirety by reference to the Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, the Shareholder Support Agreement and the Insider Subscription Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and the terms of which are incorporated by reference herein.

The Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, the Shareholder Support Agreement, and the Insider Subscription Agreement have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about Cohn Robbins or its affiliates. The representations, warranties, covenants and agreements contained in the Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, the Shareholder Support Agreement, the Insider Subscription Agreement and the other documents related thereto were made only for purposes of the Business Combination Agreement or such other agreement (as applicable) as of the specific dates therein, were solely for the benefit of the parties to the Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, and the Shareholder Support Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, the Shareholder Support Agreement and the Insider Subscription Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, the Shareholder Support Agreement and the Insider Subscription Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Business Combination Agreement, the PIPE Subscription Agreements, the Sponsor Agreement, the Sponsor Support Agreement, the Shareholder Support Agreement and the Insider Subscription Agreement, as applicable, which subsequent information may or may not be fully reflected in the Cohn Robbins’ public disclosures.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the PIPE Investment is incorporated by reference in this Item 3.02. The PIPE Subscribed Shares to be issued in connection with the PIPE Investment will not be registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Cohn Robbins under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01.

Additional Information about the Business Combination and Where to Find It.

In connection with the Business Combination, Swiss NewCo will file the Registration Statement with the SEC. The Registration Statement will include a proxy statement of Cohn Robbins and a prospectus of Swiss NewCo, referred to as a proxy statement/prospectus. The proxy statement/prospectus will be sent to all Cohn Robbins Stockholders. Additionally, Swiss NewCo and Cohn Robbins will file other relevant materials with the SEC in connection with the Business Combination. Copies of the Registration Statement, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Before making any voting or investment decision, investors and security holders of Cohn Robbins are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC in connection with the Business Combination because they will contain important information about the Business Combination and the parties to the Business Combination.

Participants in Solicitation

Cohn Robbins, Sazka and Swiss NewCo and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cohn Robbins Stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Cohn Robbins’ directors and officers in Cohn Robbins’ filings with the SEC, including Cohn Robbins’ registration statement on Form S-1, dated as of September 8, 2020. To the extent that holdings of Cohn Robbins’ securities have changed from the amounts reported in Cohn Robbins’ registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Cohn Robbins Stockholders in connection with the Business Combination will be included in the proxy statement/prospectus relating to the Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of Cohn Robbins or Sazka, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Business Combination between Cohn Robbins and Sazka. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements include, without limitation, Sazka’s and Cohn Robbins’ expectations with respect to anticipated financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination, and the timing of the completion of the Business Combination. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Cohn Robbins’ registration statement on Form S-1 (File No. 333-240277), its Annual Report on Form 10-K, as amended from time to time, for the fiscal year ended December 31, 2020 and its subsequent Quarterly Reports on Form 10-Q. In addition, there will be risks and uncertainties described in the Form F-4 and other documents filed by Swiss NewCo and Cohn Robbins from time to time with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside Sazka’s and Cohn Robbins’ control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Cohn Robbins or Sazka following the announcement of the Business Combination; (2) the inability to complete the Business Combination, including due to the inability to concurrently close the Business Combination and the private placement of common stock or due to failure to obtain approval of the Cohn Robbins Stockholders; (3) the risk that the transaction may not be completed by Cohn Robbins’ business combination deadline and the potential failure to obtain an extension of the Business Combination deadline if sought by Cohn Robbins; (4) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the Cohn Robbins Stockholders, the satisfaction of the minimum trust account amount following any redemptions by Cohn Robbins’ public stockholders and the receipt of certain governmental and regulatory approvals; (5) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Business Combination; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (7) volatility in the price of Cohn Robbins’ securities; (8) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (9) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (10) costs related to the Business Combination; (11) changes in the applicable laws or regulations; (12) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (13) the risk of downturns and a changing regulatory landscape in the industry in which Sazka operates; (14) the impact of the global COVID-19 pandemic; (15) Sazka’s ability to obtain or maintain rights or licenses to operate in any market in which Sazka operates; (16) the potential inability of Sazka to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (17) the enforceability of Sazka’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (18) other risks and uncertainties described in Cohn Robbins’ registration statement on Form S-1 and Annual Report on Form 10-K, as amended from time to time, for the fiscal year ended December 31, 2020 and its subsequent Quarterly Reports on Form 10-Q. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. Sazka and Cohn Robbins caution that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. None of Sazka or Cohn Robbins gives any assurance that Sazka or Cohn Robbins will achieve its expectations. None of Sazka or Cohn Robbins undertakes or accepts any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Business Combination Agreement, dated as of January 20, 2022
10.1	Form of PIPE Subscription Agreement
10.2	Sponsor Agreement, dated as of January 20, 2022
10.3	Sponsor Support Agreement, dated as of January 20, 2022
10.4	Shareholder Support Agreement, dated as of January 20, 2022
10.5	Form of Insider Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohn Robbins Holdings Corp.

Date: January 24, 2022

	By:	/s/ Clifton S. Robbins
	Name:	Clifton S. Robbins
	Title:	Co-Chairman